AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON March 20, 2026

Registration Statement No.333- [*]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

ATLANTIC INTERNATIONAL CORP.
(Exact name of Registrant as specified in its Charter)

Delaware	46-5319744
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

270 Sylvan Avenue, Suite 2230

Englewood Cliffs, NJ 07632

(201) 899-4470

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Jagid
Chief Executive Officer

270 Sylvan Avenue, Suite 2230

Englewood Cliffs, NJ 07632

(201) 899-4470

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elliot H. Lutzker, Esq.

Mark Goldenberg, Esq.
Davidoff Hutcher & Citron LLP
605 Third Avenue, 34th Floor
New York, NY 10158
Telephone: (646) 428-3210
Fax: (212) 286-1884

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The information in this prospectus is not complete and may be changed. We may not sell these securities, or accept an offer to buy these securities, until the Registration Statement filed with the Securities Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION: DATED MARCH 20, 2026

12,516,070 Shares of Common Stock

ATLANTIC INTERNATIONAL CORP.

This prospectus relates to the resale from time to time by the selling stockholder named in this prospectus or his permitted transferees (collectively, the “Selling Stockholders”) of up to 12,516,070 shares of common stock, par value $0.00001 per share (“Common Stock”) of Atlantic International Corp., a Delaware corporation (the “Company”), issued to the Selling Stockholder on January 23, 2026 (the “Closing Date”) under that certain Acquisition Agreement, dated as of January 22, 2026, by and among the Company, Circle8 Group B.V. (“Circle8”), a company organized under the laws of the Netherlands, and Axiom Partners GmbH (“Axiom”). The shares of Common Stock issuable pursuant to the terms of the Acquisition Agreement are referred to in this prospectus as the “Acquisition Shares.”

Our Common Stock is listed on the Nasdaq Global Market under the symbol “ATLN.” On March 19, 2026, the last reported sale price prior to the date of this prospectus, of the Common Stock on the Nasdaq Global Market was $4.38. The Shares may be sold at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

You should carefully read this prospectus, any applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference herein or therein, before you purchase any of our securities.

The Selling Stockholders may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. Any sales of securities by the Selling Stockholders shall be subject to compliance with Section 16 (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other limitations imposed under the federal securities laws. These securities also may be resold by Selling Stockholders. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in an applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for further information.

No securities may be sold without delivery of this prospectus describing the method and terms of the offering of such securities.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or applicable prospectus supplement.

These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful, nor does this prospectus or any applicable supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully read and consider the “Risk Factors” beginning on page 4 of this prospectus before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [     ], 2026.

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ADDITIONAL INFORMATION

You should rely only on this prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein, and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with information different than that contained or incorporated by reference into this prospectus and any free writing prospectus that we have authorized for use in connection with this offering (this “Offering”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus, the documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this Offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference herein, and any free writing prospectus that we have authorized for use in connection with this Offering in their entirety before making an investment decision.

The distribution of this prospectus and the offering of the shares of Common Stock of the Company registered hereby (the “Shares”) in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the Shares and the distribution of this prospectus outside of the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of affairs.

You should not consider any information in this prospectus or the registration statement of which it forms a part to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the Shares offered by this prospectus. If the description of the Offering varies between this prospectus and the accompanying Registration Statement, you should rely on the information contained in this prospectus.

Unless otherwise indicated in this prospectus or the context otherwise required, all references to “we,” “us,” “our,” “the Company” and “Atlantic” refer to Atlantic International Corp. and its subsidiaries.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” for purposes of the safe harbor provisions provided by Section 27 of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that represent our beliefs, projections and predictions about future events. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, and the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based or the success of our business.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those factors discussed under the headings “Risk Factors,” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2024, and as described or may be described in any subsequent quarterly report on Form 10-Q, or current report on Form 8-K, as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, “Prospectus Summary,” and elsewhere in this prospectus.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual reports, quarterly reports, current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the public reference room and its copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC, which are available free of charge. The address of the website is http://www.sec.gov. If you do not have Internet access, requests for copies of such documents should be directed to Michael S. Tenore, the Company’s General Counsel, at the Company’s headquarters, located at 270 Sylvan Avenue, Suite 2230, Englewood Cliffs, NJ 07632.

Our website address is www. https://www.atlantic-international.com. The information on, or accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation Of Certain Information by Reference

We incorporate by reference into this prospectus additional documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits on such form that are related to such items) that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC.

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This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus, or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC since the end of the fiscal year ended December 31, 2024:

(1)	Atlantic International Schedule 14A Proxy Statement filed with the SEC on September 17, 2025, as amended;

(2)	Atlantic International Annual Report on Form 10-K filed with the SEC on March 28, 2025;

(3)	Atlantic Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025 filed with the SEC on May 14, 2025, August 14, 2025 and November 14, 2025, respectively;

(4)	Current reports on Form 8-K filed with the SEC on January 13, 2025, February 28, 2025, May 5, 2025, August 11, 2025, October 31, 2025 and November 10, 2025, January 28, 2026 and February 3, 2026 respectively; and

(5)	The descriptions of Atlantic International’s Common Stock which is registered under Section 12 of the Exchange Act, in Atlantic International’s registration statement on Form S-1 (No. 333-280653), filed on July 2, 2024, including any amendments or reports filed for the purpose of updating such description.

You may request, and we will provide you with, a copy of these filings, at no cost, by contacting us at:

Atlantic International Corp.

270 Sylvan Avenue, Suite 2230

Englewood Cliffs, NJ

Attention: Corporate Secretary

Telephone: (201) 899-4470

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. The summary may not contain all of the information that may be important to you. You should read this entre prospectus carefully, including our financial statements and related notes thereto and the documents incorporated by reference in this prospectus and the risks described below under “Risk factors.” And as described or may be described in any subsequent quarterly report on Form 10-Q or Current Report on Form 8-K, as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus. We note that our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

In this prospectus, unless otherwise noted, the terms “the Company,” “Atlantic,” “we,” “us,” and “our” refer to Atlantic International Corp.

Overview

Atlantic International Corp. (“Atlantic”) (Nasdaq: ATLN), through its subsidiaries, is a national strategic staffing firm servicing the commercial, professional, finance, direct placement, and managed service provider verticals. Lyneer was formed under the principles of honesty and integrity, and with the view of becoming the preferred outside employer of choice. Since its formation, Lyneer has grown from a regional operation to a national staffing firm with offices and geographic reach across the United States. Lyneer primarily places individuals in accounting and finance, administrative and clerical, information technology, legal, light industrial, and medical roles. Atlantic’s approximately 300 employees generated over $400 million in revenue for the year ended December 31, 2024.

With the addition of Circle8 Group B.V. on January 23, 2026, Atlantic extended its capabilities into specialized high-growth IT and technology staffing capabilities across Europe, complementing Atlantic’s North American industrial staffing operations. Circle 8 is a European IT-technology talent and consulting enablement platform that provides specialized workforce solutions to enterprises, technology companies, financial institutions, and public-sector organizations. Circle8 focuses on sourcing, deploying, and managing highly skilled professionals in information technology and related digital disciplines. Circle8 is one of the fastest-growing IT and technology staffing companies, operating across Europe through a portfolio of specialized brands. Circle8 manages over 16,000 technology professionals and specializes in software development, data analytics cybersecurity, project management, and emerging technologies. Circle8 is founder-led and will continue to be led by Mr. Guus Franke who joined Atlantic’s Board of Directors as Executive Chairman.

The management team of Atlantic has over 200 combined years of specific corporate management and investment banking experience. Atlantic’s management has developed long-standing relationships in the staffing industry as well as the institutional investment arena to raise capital for publicly-listed entities to expand.

Corporate Information

We were incorporated in Delaware under the name SeqLL Inc. on April 1, 2014. On June 13, 2024, the Company changed its name from SeqLL Inc. to Atlantic International Corp. On June 4, 2024 the Company, SeqLL Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Purchaser Sub”), Atlantic Acquisition Corp, a Delaware corporation “Atlantic”, Atlantic Merger LLC, a Delaware limited liability company and a majority-owned subsidiary of Atlantic (“Atlantic Merger Sub”), Lyneer Investments, LLC, a Delaware limited liability company (“Lyneer”), and IDC Technologies, a California corporation (“IDC”), entered into the Merger Agreement pursuant to which (i) Atlantic Merger Sub was merged with and into Lyneer, with Lyneer continuing as the surviving entity and (ii) Purchaser Sub was merged with and into Lyneer with Lyneer continuing as the surviving entity and as a wholly-owned subsidiary of the Company, collectively by referred to as the Merger.

On January 23, 2026 (the “Closing Date”), the Company completed the acquisition (the “Acquisition”) of Circle8, a company organized under the laws of the Netherlands, pursuant to the terms of the Acquisition Agreement, dated January 22, 2026 (the “Acquisition Agreement”), by and among the Company, Axiom Partners GmbH (“Axiom”) and Circle8. Capitalized terms used herein, but not otherwise defined, have the meaning ascribed to such terms in the Acquisition Agreement, a copy of which has been filed with the SEC on Form 8-K on January 28, 2026.

The aggregate consideration delivered to Axiom (the “Purchase Price”) for the Circle8 equity was delivered as follows:

(a) Atlantic issued to Guus Franke (or his assignees) 12,516,070 shares of common stock (an acquisition date fair value of $48.3 million based on the Company’s closing share price of $3.86 as of January 23. 2026), par value $0.00001 per share (“Common Stock”) equal to 19.99% of the issued and outstanding shares of Common Stock as of 12:01 a.m. on the Closing Date (the “Initial Share Consideration”) in compliance with Nasdaq Listing Rule 5635; and

(b) Atlantic issued a convertible promissory note (the “Convertible Note”) to Axiom in the principal amount of $161,961,751.20 convertible into an aggregate of 53,291,744 shares of Common Stock equal to (i) 65,807,814 shares of Common Stock on a Fully Diluted Basis minus (ii) the 19.99% shares (12,516,070) of Common Stock issued to Mr. Franke as Initial Share Consideration (the “Convertible Note Consideration”). The 53,291,744 shares of Common Stock is equal to (i) 65,807,814 shares of Common Stock on a Fully Diluted Basis minus (ii) the 19.99% shares (12,516,070) of Common Stock issued to Mr. Franke as Initial Share Consideration (the “Convertible Note Consideration”) The Convertible Note will automatically convert into common shares of the Company upon the approval of the issuance of the shares by the shareholders of the Company.

In addition, in the event there is a forced conversion of the Convertible Promissory Note issued on June 18, 2024, as amended, to IDC Technologies, Inc. (as assigned), Atlantic shall increase the number of shares issued to Mr. Franke (or his assignees) as necessary, so that Mr. Franke shall receive the Convertible Note Consideration.

In addition, in the event there is a forced conversion of the Convertible Promissory Note issued on June 18, 2024, as amended, to IDC Technologies, Inc. (as assigned), Atlantic shall increase the number of shares issued to Mr. Franke (or his assignees) as necessary, so that Mr. Franke shall receive the Convertible Note Consideration taking into account any shares issued under the Convertible Promissory Note as if the shares were issued prior to the closing date upon the same formula used to determine the Convertible Note Consideration.

Our corporate headquarters are located at 270 Sylvan Avenue, Suite 2230, Englewood Cliffs, New Jersey 07632. Our main telephone number at that address is (201) 899-4470, and our website address is www.atlantic-international.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies.

These provisions include:

●	being permitted to only disclose two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	not being required to hold advisory votes on executive compensation or to obtain stockholder approval of any golden parachute arrangements not previously approved; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions until the end of the fiscal year following the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more; (ii) December 31, 2026; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the prior June 30th. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our Common Stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our Common Stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

Risk Factors

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks, uncertainties and assumptions set forth below as well as those discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and under “Part II-Item 1A-Risk Factors” in our most recent Quarterly Reports on Form 10-Q and Current Reports on form 8-K, filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Please also carefully read the sections titled “Cautionary Note Regarding Forward-Looking Statements,” “Where You Can Find More Information”; “Incorporation by Reference.”

Risks Related to Circle8’s Business

Circle8 has significant working capital needs and if it is unable to satisfy those needs from cash generated from its operations or borrowings under its debt instruments, Atlantic shall be required to fund such shortfall.

Circle8 requires significant amounts of working capital to operate its business. It often has high receivables from its customers. As a staffing company, it is prone to cash flow imbalances because it has to fund payroll payments to temporary workers before receiving payments from clients for its services. Cash flow imbalances also occur because it must pay temporary workers even when it has not been paid by its customers. If Circle8 experiences a significant and sustained drop in operating profits, or if there are unanticipated reductions in cash inflows or increases in cash outlays, it may be subject to cash shortfalls. If such a shortfall were to occur for even a brief period of time, it may have a significant adverse effect on Circle8’s business. In particular, Circle8 uses working capital to pay expenses relating to its temporary workers. As a result, Circle8 must maintain sufficient cash availability to pay temporary workers and fund related tax liabilities prior to receiving payment from customers.

In the past, Axiom provided Circle8 with funding when such shortfalls occurred. However, under the Acquisition Agreement, Atlantic is responsible for providing Circle8 with all funding, liquidity or similar payments in the ordinary course of business and as may be reasonably necessary or appropriate and as mutually agreed to by the parties.

In addition, Circle8’s operating results tend to be unpredictable from quarter to quarter. Demand for its services is typically lower during traditional national vacation periods when customers and candidates are on vacation. No single quarter is predictive of results of future periods. Any extended period of time with low operating results or cash flow imbalances could have a material adverse effect on its business, financial condition and results of operations.

Circle8 derives working capital for its operations through cash generated by its operating activities, equity raises, and borrowings under its debt instruments. If its working capital needs increase in the future, Circle8 may be forced to seek additional sources of capital, which may not be available on commercially reasonable terms. The amount Circle8 is entitled to borrow under its debt instruments is calculated monthly based on the aggregate value of certain eligible trade accounts receivable generated from its operations, which are affected by financial, business, economic and other factors, as well as by the daily timing of cash collections and cash outflows. The aggregate value of eligible accounts receivable may not be adequate to allow for borrowings for other corporate purposes, such as capital expenditures or growth opportunities, which could reduce its ability to react to changes in the market or industry conditions.

Circle8 may lack the speed, agility, and resiliency to effectively operate its business and respond to the needs of its clients.

There is a risk Circle8 may not be able to respond with sufficient speed and agility to the needs of its diverse clients, which span all industries and whose needs may change rapidly as their businesses and industries evolve. The size and breadth of Circle8’s organization, comprising over 16,000 professionals deployed over approximately eight offices in six European countries, may make it difficult for the Company to effectively manage its resources, to maintain its corporate culture throughout the organization, to drive service improvements and to provide coordinated solutions to its clients who require Circle8’s services in multiple locations. For example, client demands for uniform service across borders may be difficult to satisfy because of variation in local laws and customs. Circle8 sees a trend in more multi-country and enterprise-level relationships, and it may have difficulty in profitably managing and delivering projects involving multiple countries. Also, Circle8’s size and organizational structure may make it difficult to develop and implement new processes and tools across the enterprise in a consistent manner. If Circle8 is not effective at anticipating or meeting the widely ranging needs of its current and prospective clients, or its competitors are more agile or effective at doing so, our business and financial results could be materially adversely affected.

Circle8’s ability to perform at speed, and to meet client expectations, may also be adversely affected by limitations in its own information systems and those of its third-party vendors. Circle8 is increasingly dependent on these systems, which are subject to damage or interruption from multiple causes, including power outages, facility damage, computer and telecommunications failures, vandalism, malware, hacking and other malicious acts, catastrophic events and human error. If its information systems are damaged, fail to work properly, or otherwise become unavailable, Circle8 may incur substantial costs to repair or replace them, and may experience reputational damage, loss of critical information, customer disruption, and interruptions or delays in its ability to perform essential functions and implement new and innovative services.

The worldwide employment services industry is highly competitive with limited barriers to entry in many markets, which could limit Circle8’sability to maintain or increase its market share or profitability.

The worldwide employment services industry is highly competitive with limited barriers to entry in many markets, and in recent years has undergone significant consolidation. Circle8 competes in markets throughout Europe with full-service and specialized employment services agencies. Several of its global competitors, including The Adecco Group and Randstad, have very substantial marketing and financial resources, and may be better positioned in certain markets. Circle8’s global competitors include the Adecco Group and Randstad. In addition, Circle 8 competes with specialized staffing and workforce solutions firms such as Robert Walters, SThree, HeadFirst Group, PRO Unlimited, and K2 Partnering Solutions. Portions of Circle8’s industry may become increasingly commoditized, with the result that competition in key areas could become more focused on pricing. Circle8 expects that it will continue to experience pressure on price from competitors and clients. There is a risk that Circle8 will not compete effectively, including on price, which could limit its ability to maintain or increase its market share and could materially adversely affect its financial results. This may worsen as clients increasingly take advantage of low-cost alternatives including using their own in-house resources rather than engaging a third party.

Circle8 has outsourced aspects of its business, which could result in disruption, increased costs, and reputational risk.

Circle8 has increasingly outsourced, and may further outsource, important processes of its business to third party vendors, which exposes it to other risks, including increased costs, supply chain interruptions, potential disruptions to its business operations, and reputational risk. For example, Circle8 relies on third parties to host, manage and secure certain aspects of its data center information and technology infrastructure, to develop and maintain new technology for attracting, onboarding, managing, and analyzing its workforce, and to provide important back-office support. Circle8 has increasingly centralized its vendor profile so that it is reliant on a small number of vendors for highly critical corporate and technology functions. While Circle8 believes these third-party vendors provide greater efficiency and expertise, its dependence on a small number of vendors increases the risk that its business will be adversely affected if its vendors are unable to provide these services consistent with its needs. Similarly, its business continuity and its margins could be adversely affected if it needed to replace one of its critical vendors for performance or economic reasons.

Circle8’s operations also depend significantly upon these vendors’ and its ability to protect its data and to ensure the availability of its servers, software applications and websites. Despite Circle8’s and its third-party vendors’ implementation of security measures, its systems remain susceptible to system failures, computer viruses, natural disasters, unauthorized access, cyberattacks and other similar incidents, any of which could result in disruptions to Circle8’s operations. Circle8’s vendors have experienced data losses in the past, and Circle8 can expect such data incidents will occur in the future. A successful breach of the security of Circle8’s technology systems, or those of its vendors, could result in the theft of confidential, personally identifiable, or other sensitive data, including data about Circle8’s employees and/or associates, or Circle8’s human resources operations, any of which could damage its reputation in the market. If Circle8 is not able to realize the savings associated with outsourcing services or if there is a disruption or security breach of our outsourced services that results in a loss or damage to its data, or in an inappropriate disclosure of confidential, personally identifiable, or sensitive data, our business and financial results could be materially adversely affected.

Circle8’s global operations subject us to certain risks beyond our control.

With operations in six countries throughout Europe and now the United States, the Company is subject to numerous risks outside of our control, including risks arising from political unrest and other political events, regional and international hostilities and international responses to these hostilities, strikes and other worker unrest, natural disasters, the impact of global climate change, acts of war, terrorism, international conflict, severe weather conditions, pandemics, and other global health emergencies, disruptions of infrastructure and utilities including energy, cyberattacks, and other events beyond Circle8’s control.

Although it is not possible to predict such events or their consequences, these events could materially adversely affect Circle8’s reputation, business and financial results.

Circle8’s ability to attract and retain business and employees may depend on its reputation in the marketplace.

Circle8 believes its reputation, along with its brand equity in Circle8’s name and its various other brands, are important corporate resources that help distinguish its services from those of competitors and also contribute to its efforts to recruit and retain talented employees. However, corporate reputation is potentially susceptible to material damage by events such as disputes with clients, information technology security breaches, internal control deficiencies, delivery failures or compliance violations. Similarly, our reputation could be damaged by actions or statements of current or former clients, employees, competitors, vendors, franchisees and other third-party brand licensees, adversaries in legal proceedings, government regulators, as well as members of the investment community or the media. There is a risk that negative information about Circle8, even if based on rumor or misunderstanding, could materially adversely affect its business. Damage to Circle8’s reputation could be difficult, expensive and time-consuming to repair, could make potential or existing clients reluctant to select it for new engagements, resulting in a loss of business, and could materially adversely affect Circle8’s recruitment and retention efforts. Damage to Circle8’s reputation could also reduce the value and effectiveness of the Circle8 name and our other brand names, and could reduce investor confidence in the Company, materially adversely affecting our share price.

Foreign currency fluctuations may have a material adverse effect on Circle8’s operating results.

Although the Company will report our results of operations in United States dollars, the majority of Circle8’s revenues and expenses are denominated in currencies other than the United States dollar, and unfavorable fluctuations in foreign currency exchange rates could have a material adverse effect on its reported financial results. Highly inflationary economies of certain foreign countries, can result in foreign currency devaluation, which may also negatively impact our reported financial results.

All of Circle8’s revenues are generated outside of the United States, in Europe. As of December 31, 2025, Circle8 had approximately EU 45 million of financial indebtedness as well as an off-balance sheet structured financing program of approximately EU 160 million. Increases or decreases in the value of the United States dollar against other major currencies, or the imposition of limitations on conversion of foreign currencies into United States dollars, could affect our revenues, operating profit and the value of balance sheet items denominated in foreign currencies. Circle8’s exposure to foreign currencies, in particular the Euro, could have a material adverse effect on our reported results and shareholders’ equity, however, such fluctuations generally do not affect our cash flow or result in actual economic gains or losses unless we repatriate funds. Furthermore, the volatility of currencies may make year-over-year comparability of our financial results difficult.

Circle8 seeks to mitigate our exposure to foreign currency fluctuations by utilizing net investment hedges and, from time to time, foreign currency forward exchange contracts and cross-currency swaps. Circle8 primarily mitigates foreign exchange exposure through natural hedging, as a significant portion of its revenues and operating costs are denominated in the same local currencies. The effectiveness of this hedge, in part, depends on Circle8’s ability to accurately forecast future cash flows, which is particularly difficult during periods of uncertain or uneven demand for its services and highly volatile exchange rates. Further, hedging activities may only offset a portion, or none at all, of the material adverse financial effects of unfavorable fluctuations in foreign exchange rates over the time the hedge is in place or effective.

The performance of Circle8’s subsidiaries and their ability to distribute cash to Circle8 may vary, negatively affecting its ability to service its debt at the parent company level or in other subsidiaries.

Since Circle8 conducts a significant portion of its operations through its subsidiaries, its cash flow and its consequent ability to service its debt depends, in part, upon the earnings of its subsidiaries and the distribution of those earnings to its parent company, or upon loans or other payments of funds by those subsidiaries to its parent company or to other subsidiaries. The payment of such dividends and the making of such loans and advances by Circle8’s subsidiaries may be subject to legal or contractual restrictions, depend upon the earnings of those subsidiaries and working capital requirements, and be subject to various business considerations, including the ability of such subsidiaries to pay such dividends or make such loans and advances.

Circle8 could be subject to changes in tax rates, adoption of new international tax legislation or tax audits that could result in additional income tax liabilities.

Circle8 is subject to income and other taxes in the international jurisdictions where it has operations. The tax bases and rates of these respective tax jurisdictions change from time to time due to economic and political conditions. Circle8’s effective income tax rate is affected by changes in earnings in countries with differing tax rates, changes in valuation of deferred tax assets and liabilities or changes in the respective tax laws. Circle8’s other taxes are impacted by changes in local tax laws or changes in its business.

In addition, tax accounting involves complex matters and requires our judgment to determine our worldwide provision for income and other taxes and tax assets and liabilities. These complex matters include transfer pricing and reporting related to intercompany transactions. The Company is routinely subject to tax examinations by the United States Internal Revenue Service and new foreign tax authorities. Tax authorities have disagreed, and may disagree in the future, with our judgments. Many taxing authorities are taking increasingly aggressive positions opposing the judgments we make, including with respect to our intercompany transactions. We regularly assess the likely outcomes of our audits and tax proceedings to determine the appropriateness of our tax liabilities. However, our judgments might not be sustained as a result of these audits and tax proceedings, and the amounts ultimately paid could be materially different from the amounts previously recorded.

In addition, changes in tax laws, treaties or regulations, or their interpretation or enforcement, have become more unpredictable and may become more stringent, which could materially adversely affect our tax position. A number of countries where we do business, including the United States and many countries in the European Union, have implemented, and are considering implementing, changes in relevant tax, accounting and other laws, regulations and interpretations. The overall tax environment has made it increasingly challenging for multinational corporations to operate with certainty about taxation in many jurisdictions. For example, the Organization for Economic Co-operation and Development (“OECD”), which represents a coalition of member countries, recently enacted Pillar Two, which introduces a global minimum effective tax rate whereby certain multinational groups are subject to a 15% minimum tax on income derived in low-tax jurisdictions. These proposed and enacted changes in tax laws, treaties or regulations, or their interpretation or enforcement, could have a material adverse impact on our current or future tax positions.

Government regulations may result in prohibition or restriction of certain types of employment services or the imposition of additional licensing or tax requirements that may reduce our future earnings.

Many jurisdictions in which Circle8 operates, such as Germany, Switzerland and the Netherlands, are heavily regulated and scrutinized. In Europe, governmental regulations in Germany restrict the length of contracts and the industries in which our associates may be used. In some countries, special taxes, fees or costs are imposed in connection with the use of our associates. Additionally, in some countries, trade unions have used the political process to target our industry in an effort to increase the regulatory burden and expense associated with offering or utilizing contingent workforce solutions. Moreover, many countries, including the Netherlands, have established regulations that require equal-pay for equal-work for temporary workers and fixed term employees. Furthermore, some countries are adopting more restrictive immigration regulations, which may lead to greater expense or inability to fulfill client demand, particularly in our cross-border talent solutions business. All of these continuously-evolving regulations could have a significant impact to our revenues, costs, and operating margins as we and customers adjust to these new regulations.

The countries and territories in which we operate may, among other things:

●	create additional regulations that prohibit or restrict the types of employment services or categories of job roles that we may provide;

●	require new or additional benefits be paid to our associates;

●	require pay parity for our associates or impose mandatory thresholds for employee diversity;

●	regulate the period of time for which we may or may not employ our workers, including maximum term limits or minimum time requirements for associates on assignment at our clients;

●	adopt new pandemic regulations that impact our business;

●	require us to obtain additional licensing to provide employment services; or

●	increase taxes, such as sales or value-added taxes.

Other types of future regulation may have a material adverse effect on our business and financial results by making it more difficult or expensive for us to continue to cost-effectively provide employment services, particularly if we cannot pass along increases in costs to our clients.

Failure to comply with antibribery and corruption laws could materially adversely affect our business.

Circle8 is subject to numerous legal and regulatory requirements that prohibit bribery and corrupt acts. These include the UK Bribery Act 2010, as well as similar legislation in many of the countries and territories in which it operates. Circle8 employees (but not its temporary associates) are required to participate in a global anticorruption compliance training program designed to ensure compliance with these laws and regulations. However, there are no assurances this program will be effective. In many countries where Circle8 operates, practices in the local business community may not conform to international business standards and could violate anticorruption law or regulations. Furthermore, Circle8 remains subject to the risk that one of its employees (or one of its associates on a temporary or contract-based assignment) could engage in business practices that are prohibited by its policies and these laws and regulations. Any such violations could materially adversely affect Circle8’s business.

Some of its business models may carry a heightened risk of regulatory inquiry under relevant competition laws. Although Circle8 has put in place safeguards designed to maintain compliance with applicable competition laws, there can be no assurance these protections will be adequate. Competition law authorities have investigated our business practices in the past, and there continues to be a risk of such inquiries in the future. There is no assurance we would successfully defend against any such regulatory inquiries, and they could consume substantial amounts of Circle8’s financial and managerial resources, remain outstanding for a significant duration, and result in adverse publicity, even if successfully resolved. An unfavorable outcome could result in liabilities that have a material adverse effect upon our business, financial condition or results of operations.

Risks Related to Ownership of Our Common Stock

The market price of our Common Stock may be highly volatile, and you could lose all or part of your investment.

The market price of our Common Stock may be highly volatile. You may be unable to sell your shares of Common Stock at or above the offering price. The market prices of our Common Stock could be subject to wide fluctuations in response to a variety of factors, which include:

●	actual or anticipated fluctuations in our financial condition and operating results;

●	announcements of technological innovations by us or our competitors;

●	announcements by our customers, partners or suppliers relating directly or indirectly to our products, services or technologies;

●	overall conditions in our industry and market;

●	addition or loss of significant customers;

●	change in laws or regulations applicable to our products;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments or achievement of significant milestones;

●	additions or departures of key personnel;

●	competition from existing products or new products that may emerge;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	disputes or other developments related to proprietary rights, including patents, litigation matters or our ability to obtain intellectual property protection for our technologies;

●	announcement or expectation of additional financing efforts;

●	sales of our Common Stock by us or our stockholders;

●	stock price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

●	reports, guidance and ratings issued by securities or industry analysts; and

●	general economic market conditions.

If any of the forgoing occurs, it could cause our Common Stock or trading volumes to decline. Stock markets in general and the small-cap market and the market for companies in our industry in particular have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market prices of our Common Stock. You may not realize any return on your investment in us and may lose some or all of your investment.

The price of our Common Stock could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent public offerings, especially among those with relatively smaller public floats. As a smaller-capitalization company with a small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than larger-capitalization companies. In particular, our Common Stock may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and asked prices. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our shares of Common Stock.

In addition, if the trading volumes of our Common Stock are low, persons buying or selling in relatively small quantities may easily influence the price of our Common Stock. This low volume of trades could also cause the price of our Common Stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Common Stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Common Stock. As a result of this volatility, investors may experience losses on their investment in our Common Stock. A decline in the market price of our Common Stock also could adversely affect our ability to issue additional shares of Common Stock or other of our securities and our ability to obtain additional financing in the future. There can be no assurance that an active market in our Common Stock will be sustained. If an active market is not sustained, holders of our Common Stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

We may be subject to securities litigation, which is expensive and could divert our management’s attention.

The market price of our securities may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we fail to maintain a listing on the Nasdaq Stock Market, and, if the price of the Common Stock trades at less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies could make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We may remain an emerging growth company until as late as December 2026 (the fiscal year-end following the fifth anniversary of the completion of our initial public offering), though we may cease to be an emerging growth company earlier under certain circumstances, including (1) if the market value of our Common Stock that is held by non-affiliates exceeds $700,000,000 as of any June 30, in which case we would cease to be an emerging growth company as of the following December 31, or (2) if our gross revenue exceeds $1.235 billion in any fiscal year. Emerging growth companies may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Investors could find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an emerging growth company our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates, and thus investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our Common Stock.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management and limit the market price of our Common Stock.

Provisions in our certificate of incorporation and bylaws, as amended and restated, may have the effect of delaying or preventing a change of control or changes in our management. Our amended and restated certificate of incorporation and bylaws include provisions that:

●	authorize our board of directors to issue, without further action by the stockholders, up to 20,000,000 shares of undesignated preferred stock and up to 300,000,000 shares of authorized but unissued shares of Common Stock;

●	require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

●	specify that special meetings of our stockholders can be called only by our board of directors, the Chairman of the Board, the Chief Executive Officer or the President;

●	establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

●	provide that our directors may be removed only for cause; and

●	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for certain litigation that may be initiated by our stockholders.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory law or Delaware common law, subject to certain exceptions: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to provisions of the Delaware General Corporation Law or our amended and restated certificate of incorporation or amended and restated bylaws; or (4) any action asserting a claim governed by the internal affairs doctrine. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents. Stockholders who do bring a claim in the Court of Chancery could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near the State of Delaware. The Court of Chancery may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition. By agreeing to the exclusive forum provisions, investors will not be deemed to have waived our compliance obligations with any federal securities laws or the rules and regulations thereunder.

We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future and, as a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

We have never declared or paid cash dividends on our Common Stock and we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, any future loan arrangements we enter into may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our Common Stock. As a result, capital appreciation, if any, of our Common Stock offered hereby will be your sole source of gain for the foreseeable future.

SELLING STOCKHOLDER

This prospectus relates to the possible resale of up to 12,516,070 shares of our Common Stock held by the Selling Stockholder.

This prospectus and the registration statement of which it forms a part is not intended to initially be used, nor may it be used by the Selling Stockholder to sell any shares of Common Stock. The Selling Stockholder, as a statutory insider (subject to Section 16 of the Exchange Act), may only enter into such transactions in respect of Common Stock that are in compliance with the provisions of Section 16(b) of the Exchange Act as well as other limitations imposed under the federal securities laws .This prospectus and the registration statement of which it forms a part is initially intended be used by the Selling Stockholder to open a margin account. The Selling Stockholders may include any lender that becomes a party to the account from time to time.

The following table provides the name of the Selling Stockholder and the number of shares of our Common Stock which may be offered by such Selling Stockholder under this prospectus.

We cannot advise you as to whether the Selling Stockholders will in fact dispose of any or all of shares of Common Stock. Any revised or new information given to us by the Selling Stockholder may be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. Please see the section entitled “Plan of Distribution” for further information regarding the selling stockholders’ method of distributing these securities.

The number of shares and percentages of beneficial ownership set forth below are based on 79,289,016 shares of our Common stock outstanding as of March 9, 2026. Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. We have prepared the table based on information given to us by, or on behalf of, the selling stockholders.

	Shares Beneficially Owned Prior to the Offering		Shares Being	Shares Beneficially Owned After the Offering
Name of Selling Stockholder:	Shares	%	Offered	Shares	%
Guus Franke (1)	12,516,070	15.8%	12,516,070	0	0(1)
Total Shares	12,516,070		12,516,070

(1)	Guss Franke, Executive Chairman of the Board of the Company, has beneficial ownership of 12,516,070 shares of Common Stock (the “Shares”) of the Company. The address for Mr. Franke is Gubelstrasse 11, Zug, V8 3600, Switzerland. See “Certain Relationships and Related Party Transactions” below for information concerning Mr. Franke’s right to acquire an additional 53,291,744 shares of Common Stock upon Stockholder approval.

Certain Relationships and Related Party Transactions

The 12,516,070 shares of Common Stock owned by Mr. Franke were acquired on January 23, 2026, pursuant to the terms and conditions of an Acquisition Agreement dated January 22, 2026, by and among the Company, Axiom and Circle8. These shares were issued to Mr. Franke as sole shareholder of Axiom which, in turn, owned Circle8. The shares of Common Stock were issued as partial consideration for the purchase of Circle8 by the Company. Axiom was also issued a convertible promissory note in the purchase amount of $161,961,751.20 convertible, upon Stockholder approval, into an aggregate of 53,291,744 shares of Common Stock of the Company, subject to adjustment under certain circumstances This prospectus, which forms part of the initial registration statement, concerns the registration of 12,516,070 Shares. If and when the additional 53,291,749 shares of Common Stock are issued to Mr. Franke (or his assignees), a second registration will be filed.

Concurrently with the execution of the Acquisition Agreement, Mr. Franke entered into a five-year Employment and Board Service Agreement with the Company dated as of January 23, 2026, pursuant to which he was appointed Executive Chairman of the Board of directors the Company on the same date.

Except as disclosed in this prospectus or in any documents filed with the SEC and incorporated herein by reference, neither the Selling Stockholder nor any of his affiliates previously held a position or office, or have any other material relationship, with us or any of our predecessors or affiliates.

USE OF PROCEEDS

All net proceeds from the sale of the Common Stock covered by this prospectus will go to the Selling Stockholder who offers and sells his shares of Common Stock. We do not sell any securities under this prospectus and will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholder.

PLAN OF DISTRIBUTION

We are registering the shares covered by this prospectus to permit the Selling Stockholder to sell shares of Common Stock directly to purchasers or through underwriters, broker-dealers or agents from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the shares offered by this prospectus. The aggregate proceeds to the Selling Stockholder from the sale of the shares will be the purchase price of the shares less any discounts and commissions. The Selling Stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchases of shares to be made directly or through agents.

The Selling Stockholder, as a statutory insider (subject to Section 16 of the Exchange Act), may only enter into such transactions in respect of Common Stock that are in compliance with the provisions of Section 16(b) of the Exchange Act, as well as other limitations imposed under the Federal securities laws. The Selling Stockholder may only sell shares of Common Stock pursuant to this prospectus if such sales will not be matched with purchases of Common Stock within a period of less than six months as of the date of such sales transaction in a manner that would result in liability for disgorgement of profits to the Company under the afore-mentioned Section 16(b) of the Exchange Act.

To our knowledge, the Selling Stockholder has no immediate plans to sell the shares of Common Stock, nor are there any arrangements or understandings between the Selling Stockholder and any underwriter, broker-dealer or agent with respect to the sale of the shares of Common Stock by the Selling Stockholder. The Selling Stockholder may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

The Selling Stockholder and any of his pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed, varying or privately negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling the shares offered by this prospectus:

●	to or through underwriters or broker-dealers;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	underwriters or broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

In connection with these sales, the Selling Stockholder may enter into hedging transactions with underwriters, broker-dealers or other financial institutions that in turn may:

●	engage in short sales of the shares of Common Stock in the course of hedging their positions;

●	sell the shares of Common Stock short and deliver the shares of Common Stock to close out short positions;

●	loan or pledge shares of the Common Stock to underwriters, broker-dealers or other financial institutions that in turn may sell shares of the Common Stock;

●	enter into option or other transactions with underwriters, broker-dealers or other financial institutions that require the delivery to the underwriter, broker-dealer or other financial institution of the shares of Common Stock, which the underwriter, broker-dealer or other financial institution may resell under the prospectus; or

●	enter into transactions in which a underwriter or broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus.

Any shares covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The shares covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have registered or qualified for sale or an exemption from registration or qualification is available and complied with.

DESCRIPTION OF SECURITIES

The following is a summary of our capital stock and certain provisions of our certificate of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation, as amended, our bylaws and applicable provisions of the Delaware General Corporation Law (the “DGCL”).

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our certificate of incorporation and our bylaws, which have been filed with and are publicly available from the SEC. Our authorized capital stock consists of 300,000,000 shares of Common Stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share.

DESCRIPTION OF COMMON STOCK

As of March 19, 2026, there were 79,289,016 shares of our Common Stock issued and outstanding held by approximately 309 stockholders of record.

Dividend Rights

Subject to the rights of any holders of any outstanding shares or series of preferred stock, holders of Common Stock are entitled to the payment of dividends when and as declared by our board of directors in accordance with applicable law and to receive other distributions.

Voting Rights

Except as provided by law or in a preferred stock designation, holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of Common Stock are not entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL.

Liquidation Rights

Subject to the rights of any holders of any outstanding shares or series of preferred stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, our funds and assets, to the extent they may be legally distributed to holders of Common Stock, shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

Other Rights and Preferences

All outstanding shares of Common Stock are fully paid and non-assessable. The holders of Common Stock have no pre-emptive or other subscription rights.

Stock Exchange Listing

Our Common Stock is listed on the Nasdaq Global Market under the symbol, “ATLN.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC. The address of VStock Transfer, LLC is 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.

DIVIDEND POLICY

We have not declared any common stock dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment by us of dividends, if any, in the future, is within the discretion of our board of directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other relevant factors. There are no material restrictions in our Certificate of Incorporation, as amended, or Bylaws that restrict us from declaring dividends.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Davidoff Hutcher & Citron LLP (“DHC”), New York, New York. DHC owns 20,000 shares of Common Stock of the Company.

EXPERTS

The financial statements of Atlantic International and its subsidiaries as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this prospectus have been audited by RBSM LLP, an independent registered public accounting firm as set forth in their report, and are incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

12,516,070

Common Stock

Atlantic International Corp.

PROSPECTUS

__________________, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated below:

SEC registration fee	$7,328.71
Accounting fees and expenses	5,000.00
Legal fees and expenses	15,000.00
Transfer agent fees and expenses	1,000.00
Printing and engraving expenses	1,000.00
Miscellaneous expenses	671.29
Total	$30,000.00

*	Estimated expenses are presently not known and cannot be estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for breaches of the director’s duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, authorizations of the payments of a dividend or approval of a stock repurchase or redemption in violation of Delaware corporate law or for any transactions from which the director derived an improper personal benefit. Our certificate of incorporation will provide that no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director, subject to the same exceptions as described above. We also expect to maintain standard insurance policies that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments we may make to such officers and directors.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with a threatened, pending, or completed action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with defense or settlement of such action or suit and no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. In addition, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above (or claim, issue, or matter therein), such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be advanced by the corporation upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification by the corporation under Section 145 of the General Corporation Law of the State of Delaware.

Our amended and restated certificate of incorporation provides that we will, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party to an action or proceeding by reason of the fact that he or she (or his or her testators or intestate) is or was our director or officer or serves or served at any other corporation, partnership, joint venture, trust or other enterprise in a similar capacity or as an employee or agent at our request, including service with respect to employee benefit plans maintained or sponsored by us, against expenses (including attorneys’), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend, or defense of such action, suit, proceeding, or claim. However, we are not required to indemnify or advance expenses in connection with any action, suit, proceeding, claim, or counterclaim initiated by us or on behalf of us. Our amended and restated bylaws provide that we will indemnify and hold harmless each person who was or is a party or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was our director or officer, or is or was serving at our request in a similar capacity of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (whether the basis of such action, suit, or proceeding is an action in an official capacity as a director or officer or in any other capacity while serving as a director of officer) to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding, and this indemnification continues after such person has ceased to be an officer or director and inures to the benefit of such person’s heirs, executors and administrators. The indemnification rights also include the right generally to be advanced expenses, subject to any undertaking required under Delaware General Corporation Law, and the right generally to recover expenses to enforce an indemnification claim or to defend specified suits with respect to advances of indemnification expenses.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

We did not sell any securities that were not registered under the Securities Act of 1933, as amended (the “Securities Act”) in the past three years that were not previously reported on Form 8-K.

ITEM 16. EXHIBITS AND FINANCIAL SCHEDULES

(a) Exhibits:

Exhibit No.	Document Description
2.1	Acquisition Agreement by and among the Company, Axiom Partners GmbH and Circle8 Group, B.V., dated January 22, 2026 (1)

5.1	Opinion of Davidoff Citron & Hutcher LLP*

23.1	Consent of RBSM, LLP*

23.2	Consent of Davidoff Hutcher & Citron LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

107	Filing Fee Table *

(1)	Incorporated by reference to the filing of Form 8-K by the Registrant on January 28, 2026

*	Filed herewith.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information was previously presented in the financial statements and the related notes thereto.

Item 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)1(i) and (a)(1)(ii) of above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 20th day of March 2026.

ATLANTIC INTERNATIONL CORP.

By:	/s/ Jeffrey Jagid
Name:	Jeffrey Jagid
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of ATLANTIC INTERNATIONAL CORP., hereby severally constitute and appoint Jeffrey Jagid and Michael Tenore (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Jagid	Chief Executive Officer	March 20, 2026
Jeffrey Jagid	(Principal Executive Officer and Director)

/s/ Kevin Murphy	Chief Financial Officer	March 20, 2026
Kevin Murphy	(Principal Financial Officer)

/s/ Guus Franke	Executive Chairman of the Board	March 20, 2026
Guus Franke

/s/ Robert B. Machinist	Director	March 20, 2026
Robert B. Machinist

/s/ Jeff Kurtz	Director	March 20, 2026
Jeff Kurtz

/s/ David Pfeffer	Director	March 20, 2026
David Pfeffer

/s/ David Solimine	Director	March 20, 2026
David Solimine